Exhibit 99.1

CTG Earnings per Share Increased 50%
in First Quarter 2022 Despite Planned Lower Revenue as
Digital Transformation Drives Improved Earnings Power

•

North America IT Solutions and Services grew 10.7%, helping to offset $6.2 million revenue decline from intentional reduction in Non-Strategic Technology Services and $3.1 million impact from foreign currency exchange headwinds

•	Gross margin expanded 160 basis points in the first quarter to 23.0%, driven by successful execution of strategy to improve business mix; two-year gross margin improvement of 340 basis points
•	GAAP operating income for the quarter increased 52.5%; operating margin was 3.6%, an increase of 142 basis points
•	First quarter GAAP diluted EPS of $0.15 increased $0.05, or 50%
•	Pipeline of opportunities in digital solutions continued to expand; awarded largest multi-year solutions development contract in North America

BUFFALO, N.Y., May 10, 2022 – CTG (Nasdaq: CTG) (“Company”), a leader in helping companies employ digital IT solutions and services to drive productivity and profitability in North America and Western Europe, today reported its financial results for the first quarter ended April 1, 2022.

Filip Gydé, CTG President and CEO commented, “Our first quarter results were a strong testament to the success of our strategy to improve the earnings power of CTG through our continued focus on delivering high value digital IT solutions to solve our customers’ operating challenges. Our earnings growth was a direct reflection of improving our business mix. We are helping businesses in healthcare, energy, financial services, government, and other industries to find more efficient ways to operate by digitizing their processes and assets. We believe the power of digital solutions will improve business performance, support data-driven decision making, provide continuous innovation, and enhance customer experience.”

Mr. Gydé added, “I am extremely encouraged with the progress we are making as we continue to build a foundation to support our strategy and strengthen the CTG team that is critical to our success. We are building on our strong momentum, as evidenced by the recent awarding of our largest digital solutions development contract in the Company’s history in North America. Despite the macroeconomic headwinds, we are successfully executing our strategy and our team is energized and excited to develop the next generation of solutions for our customers.”

Consolidated First Quarter 2022 Review (Narrative compares with prior-year period unless otherwise noted) (unaudited)

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Apr. 1, 2022	Apr. 2, 2021	Mar. 27, 2020	$	%	$	%
Revenue	$89,417	$97,129	$86,949	$(7,712)	-7.9%	$10,180	11.7%

GAAP Operating Income	$3,199	$2,098	$2,067	$1,101	52.5%	$31	1.5%
GAAP Operating Margin	3.6%	2.2%	2.4%

Non-GAAP Operating Income*	$3,461	$2,742	$2,534	$719	26.2%	$208	8.2%
Non-GAAP Operating Margin*	3.9%	2.8%	2.9%

GAAP Net Income	$2,240	$1,508	$1,144	$732	48.5%	$364	31.8%
GAAP Net Margin	2.5%	1.6%	1.3%

Non-GAAP Net Income*	$2,439	$2,006	$1,429	$433	21.6%	$577	40.4%
Non-GAAP Net Income Margin*	2.7%	2.1%	1.6%

Adjusted EBITDA*	$4,331	$3,725	$3,373	$606	16.3%	$352	10.4%
Adjusted EBITDA Margin*	4.8%	3.8%	3.9%

*A reconciliation of GAAP to non-GAAP information is included in the financial tables below.

•

Strong growth in North America IT Solutions and Services partially offset the $6.2 million decline in revenue related to the disengagement from lower-margin non-strategic business as well as a negative $3.1 million impact to revenue due to changes in foreign currency exchange rates.

•	Selling, general and administrative (SG&A) expenses as a percentage of revenue modestly increased 23 basis points, but declined on an absolute basis by 6.8% to $17.4 million on lower revenue.
•

Operating income increased 52.5% on improved business mix as the Company continues to advance its strategy to provide higher-value digital IT solutions and reduce its exposure to lower margin business.

•	Net income growth of 48.5% further reflects the success of the strategic shift in business.

First Quarter Segment Performance (unaudited)

IT Solutions and Services

North America

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Apr. 1, 2022	Apr. 2, 2021	Mar. 27, 2020	$	%	$	%
Revenue	$20,435	$18,454	$12,999	$1,981	10.7%	$5,455	42.0%

Gross profit	$6,862	$6,012	$4,767	$850	14.1%	$1,245	26.1%
Gross margin	33.6%	32.6%	36.7%

Contribution profit	$3,732	$2,855	$2,678	$877	30.7%	$177	6.6%
Contribution margin	18.3%	15.5%	20.6%

Europe

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Apr. 1, 2022	Apr. 2, 2021	Mar. 27, 2020	$	%	$	%
Revenue	$42,478	$46,007	$35,567	$(3,529)	-7.7%	$10,440	29.4%

Gross profit	$10,480	$11,217	$8,353	$(737)	-6.6%	$2,864	34.3%
Gross margin	24.7%	24.4%	23.5%

Contribution profit	$5,251	$5,734	$3,817	$(483)	-8.4%	$1,917	50.2%
Contribution margin	12.4%	12.5%	10.7%

•	North America IT Solutions and Services revenue increased 10.7%, as the segment gained new customers and opportunities in digital IT solutions.
•

The change in the Europe IT Solutions and Services segment primarily reflects $3.1 million of unfavorable foreign currency exchange rate (FX) fluctuations, a reduction of approximately 20 resources at one client as they internalized a project, and macro-economic headwinds in the European Union. Revenue in the Europe IT Solutions and Services segment increased at a compound annual growth rate of 5.8% over the past two years.

Non-Strategic Technology Services

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Apr. 1, 2022	Apr. 2, 2021	Mar. 27, 2020	$	%	$	%
Revenue	$26,504	$32,668	$38,383	$(6,164)	-18.9%	$(5,715)	-14.9%

Gross profit	$3,253	$3,538	$3,926	$(285)	-8.1%	$(388)	-9.9%
Gross margin	12.3%	10.8%	10.2%

Contribution profit	$2,443	$2,223	$1,840	$220	9.9%	$383	20.8%
Contribution margin	9.2%	6.8%	4.8%

•	The Company continues its strategy to reduce the level of providing lower value, Non-Strategic Technology Services.

Balance Sheet and Cash Flow

Cash and cash equivalents were $38.7 million, up $3.1 million, or 8.8%, since year-end 2021. Net cash provided by operations was $4.4 million.

At the end of the first quarter of 2022, the Company had no outstanding balance on its revolving line of credit facility or any other long-term debt. Days sales outstanding were 76 in the first quarter of 2022 compared with 71 in the prior-year period.

Strategy

CTG is a catalyst for digital transformation, helping IT and business leaders accelerate their project momentum and achieve their desired outcomes. This strategy includes:

•	Providing breakthrough digital transformation solutions to our clients
•

Investing in expanding our digital transformation solutions and services, both organically through adding industry leading digital and technology talent, and through acquisitions that focus on highly synergistic solutions or personnel

•	Utilizing innovative tools and methodologies

•	Expanding our global delivery network, and
•	Disengaging from our lowest margin Non-Strategic Technology Services business

2022 Outlook

John M. Laubacker, Chief Financial Officer, noted, “We had a strong start to the year, and we expect our improvements in business mix to higher margin IT Solutions will continue to drive earnings growth throughout the year, resulting in 2022 non-GAAP diluted earnings per share of $0.64 to $0.72. This earnings per share guidance is unchanged from the prior quarter. Macroeconomic conditions in the European Union have significantly decreased the value of the Euro, and we do not see this reversing in the short term. As a result, we are reducing our revenue guidance by $15 million solely due to foreign currency exchange. We now expect our revenue for 2022 to range from $360 million to $380 million, which includes a reduction of $25 million to $35 million from the disengagement from Non-Strategic Technology Services.”

“Over the longer term, our objective is to grow IT Solutions and Services revenue in the mid- to high- single digits organically and deliver contribution margins for these segments in the mid-teens. We expect this will enable us to achieve our goal over the next two years of adjusted EBITDA margins increasing to 7% to 8% of revenue, given the operating leverage inherent in the business as we accelerate our pace of growth and enhance our margin profile, including through focused acquisitions.”

The Company expects its quarterly performance throughout 2022 to be uneven due to engagement timing, and after a slower start to the year, that revenue will strengthen in the second half of the year.

Conference Call and Webcast

CTG will hold a conference call today at 11:00 a.m. Eastern Time to discuss the Company’s financial results and business outlook. To access the live call, dial +1 877 704 4453. The conference call will also be available via webcast in the Investors section of CTG’s website at www.ctg.com.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, May 17, 2022 by dialing +1 844 512 2921 and entering the access code 13728826. The webcast will also be archived on CTG’s website in the Events & Presentations section for at least 90 days following completion of the live conference call.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on improved data-driven decision making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information at www.ctg.com.

Reconciliation of GAAP to Non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, management uses non-GAAP financial measures for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

A reconciliation of GAAP to non-GAAP information is included in the financial tables below. The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. Also, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures. As such, the non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated.

Forward-Looking Statements

This document contains certain forward-looking statements concerning the Company's current expectations as to future growth, financial outlook, business strategy and performance expectations for 2022 and beyond and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company, which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “might,” “would”, “should”, “could,” “seeks”, “estimates”, “anticipates,” “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, and other similar words identify forward-looking statements. These statements are based upon the Company's current expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors and risks, including among others, the effects of the COVID-19 pandemic and the regulatory, social and business responses thereto on the Company’s business, operations, employees, contractors and clients, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company's ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients' implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between solutions and services and non-strategic technology services, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and services and staffing industry, taxes and the Company's operations in particular, industry, economic and political conditions, including fluctuations in demand for IT services, consolidation among the Company's competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other factors that involve risk and uncertainty including those listed in the Company's reports filed with the Securities and Exchange Commission. Such forward-looking statements should be read in conjunction with the Company's disclosures set forth in the Company's Form 10-K for the year ended December 31, 2021, including the uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and other reports, including but not limited to subsequent quarterly reports on Form 10-Q, that may be filed from time to time with the Securities and Exchange Commission and may be obtained through the Securities and Exchange Commission's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov.The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

John M. Laubacker	Investor Relations:
Chief Financial Officer	Deborah K. Pawlowski

Tel: +1 716 887 7368	Kei Advisors LLC
dpawlowski@keiadvisors.com
Tel: +1 716 843 3908

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended
	April 1,	April 2,	March 27,
	2022	2021	2020

Revenue	$89,417	$97,129	$86,949
Cost of services	68,822	76,362	69,903
Gross profit	20,595	20,767	17,046
Selling, general and admin. expenses	17,396	18,669	14,979
Operating income	3,199	2,098	2,067
Other expense, net	(257)	(150)	(191)
Income before income taxes	2,942	1,948	1,876
Provision for income taxes	702	440	732
Net income	$2,240	$1,508	$1,144

Net income per share:
Basic	$0.16	$0.11	$0.08
Diluted	$0.15	$0.10	$0.08

Weighted average shares outstanding:
Basic	14,199	13,696	13,547
Diluted	14,977	14,944	14,316

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	April 1,	December 31,	April 2,
	2022	2021	2021
Current Assets:
Cash and cash equivalents	$38,724	$35,584	$33,524
Accounts receivable, net	74,674	84,252	74,468
Other current assets	3,065	2,929	3,914
Total current assets	116,463	122,765	111,906

Property and equipment, net	4,777	5,242	5,799
Operating lease right-of-use assets	20,762	22,132	23,884
Cash surrender value	3,756	4,018	3,415
Acquired intangibles, net	6,837	7,280	8,391
Goodwill	19,174	19,676	20,415
Other assets	7,171	7,221	1,693

Total Assets	$178,940	$188,334	$175,503

Current Liabilities:
Accounts payable	$12,444	$21,150	$14,307
Accrued compensation	20,444	22,534	23,488
Operating lease liabilities	6,199	6,444	6,433
Other current liabilities	17,036	14,855	14,401
Total current liabilities	56,123	64,983	58,629

Operating lease liabilities	14,379	15,612	17,328
Other liabilities	13,030	13,302	19,472
Shareholders' equity	95,408	94,437	80,074

Total Liabilities and Shareholders' Equity	$178,940	$188,334	$175,503

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Quarter Ended
	April 1,	April 2,	March 27,
	2022	2021	2020

Net income	$2,240	$1,508	$1,144
Depreciation and amortization expense	716	854	816
Equity-based compensation expense	573	590	512
Other operating items	879	(697)	16,707
Net cash provided by operating activities	4,408	2,255	19,179
Net cash used in investing activities	(61)	(891)	(4,653)
Net cash provided by (used in) financing activities	(844)	163	6,287
Effect of exchange rates on cash and cash equivalents	(363)	(868)	(113)
Net increase in cash and cash equivalents	3,140	659	20,700
Cash and cash equivalents at beginning of period	35,584	32,865	10,781
Cash and cash equivalents at end of period	$38,724	$33,524	$31,481

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information

(Unaudited)

(amounts in thousands)

For reporting purposes, the Company discloses three segments, including IT Solutions and Services in each of North America and Europe, and Non-Strategic Technology Services, primarily in North America. The Company continues to make investments in business development, including solutions, sales, delivery, and recruiting to drive its digital transformation strategy in both the North America and Europe IT Solutions and Services segments. The Company is not making investments in its Non-Strategic Technology Services segment that includes lower margin staffing services. Contribution profit represents operational profit after consideration of expenses such as sales, solutions, delivery, recruiting and administrative expenses.

	For the Quarter Ended April 1, 2022
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$20,435	$42,478	$26,504	$89,417		$89,417
Cost of services	13,573	31,998	23,251	68,822		68,822
Gross profit	6,862	10,480	3,253	20,595		20,595
Gross margin	33.6%	24.7%	12.3%	23.0%		23.0%
Operating expenses	3,130	5,229	810	9,169		9,169
Contribution profit	$3,732	$5,251	$2,443	11,426		11,426
Contribution margin	18.3%	12.4%	9.2%	12.8%		12.8%
General and admin. expense				8,227	(262)	7,965
Operating income				$3,199	$262	$3,461
Operating margin				3.6%		3.9%

	For the Quarter Ended April 2, 2021
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$18,454	$46,007	$32,668	$97,129		$97,129
Cost of services	12,442	34,790	29,130	76,362		76,362
Gross profit	6,012	11,217	3,538	20,767		20,767
Gross margin	32.6%	24.4%	10.8%	21.4%		21.4%
Operating expenses	3,157	5,483	1,315	9,955		9,955
Contribution profit	$2,855	$5,734	$2,223	10,812		10,812
Contribution margin	15.5%	12.5%	6.8%	11.1%		11.1%
General and admin. expense				8,714	(644)	8,070
Operating income				$2,098	$644	$2,742
Operating margin				2.2%		2.8%

* Non-GAAP costs represent certain acquisition-related expenses, and in 2021 also include rebranding costs

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

	For the Quarter Ended March 27, 2020
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$12,999	$35,567	$38,383	$86,949		$86,949
Cost of services	8,232	27,214	34,457	69,903		69,903
Gross profit	4,767	8,353	3,926	17,046		17,046
Gross margin	36.7%	23.5%	10.2%	19.6%		19.6%
Operating expenses	2,089	4,536	2,086	8,711		8,711
Contribution profit	$2,678	$3,817	$1,840	8,335		8,335
Contribution margin	20.6%	10.7%	4.8%	9.6%		9.6%
General and admin. expense				6,268	(467)	5,801
Operating income				$2,067	$467	$2,534
Operating margin				2.4%		2.9%

* Non-GAAP costs represent certain acquisition-related expenses

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

North America IT Solutions and Services

	For the Year Ended December 31, 2021
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Totals

Revenue	$18,454	$16,762	$21,215	$45,075	$101,506
Cost of services	12,442	10,688	13,942	31,813	68,885
Gross profit	6,012	6,074	7,273	13,262	32,621
Gross margin	32.6%	36.2%	34.3%	29.4%	32.1%
Operating expenses	3,157	3,166	3,464	4,096	13,883
Contribution profit	$2,855	$2,908	$3,809	$9,166	$18,738
Contribution margin	15.5%	17.3%	18.0%	20.3%	18.5%

	For the Year Ended December 31, 2020
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Totals

Revenue	$12,999	$16,069	$16,440	$22,440	$67,948
Cost of services	8,232	10,924	10,415	14,382	43,953
Gross profit	4,767	5,145	6,025	8,058	23,995
Gross margin	36.7%	32.0%	36.6%	35.9%	35.3%
Operating expenses	2,089	2,139	2,242	2,898	9,368
Contribution profit	$2,678	$3,006	$3,783	$5,160	$14,627
Contribution margin	20.6%	18.7%	23.0%	23.0%	21.5%

	For the Year Ended December 31, 2019
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Totals

Revenue	$16,715	$19,259	$19,162	$18,987	$74,123
Cost of services	11,558	13,586	13,269	12,044	50,457
Gross profit	5,157	5,673	5,893	6,943	23,666
Gross margin	30.9%	29.5%	30.8%	36.6%	31.9%
Operating expenses	2,315	2,275	2,296	2,112	8,998
Contribution profit	$2,842	$3,398	$3,597	$4,831	$14,668
Contribution margin	17.0%	17.6%	18.8%	25.4%	19.8%

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

Europe IT Solutions and Services

	For the Year Ended December 31, 2021
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Totals

Revenue	$46,007	$44,054	$39,199	$40,081	$169,341
Cost of services	34,790	33,306	29,658	31,276	129,030
Gross profit	11,217	10,748	9,541	8,805	40,311
Gross margin	24.4%	24.4%	24.3%	22.0%	23.8%
Operating expenses	5,483	5,136	5,183	5,543	21,345
Contribution profit	$5,734	$5,612	$4,358	$3,262	$18,966
Contribution margin	12.5%	12.7%	11.1%	8.1%	11.2%

	For the Year Ended December 31, 2020
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Totals

Revenue	$35,567	$36,917	$38,506	$43,857	$154,847
Cost of services	27,214	27,028	28,629	34,158	117,029
Gross profit	8,353	9,889	9,877	9,699	37,818
Gross margin	23.5%	26.8%	25.7%	22.1%	24.4%
Operating expenses	4,536	4,853	5,748	5,229	20,366
Contribution profit	$3,817	$5,036	$4,129	$4,470	$17,452
Contribution margin	10.7%	13.6%	10.7%	10.2%	11.3%

	For the Year Ended December 31, 2019
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Totals

Revenue	$36,549	$36,824	$34,521	$40,214	$148,108
Cost of services	28,691	28,809	26,244	31,095	114,839
Gross profit	7,858	8,015	8,277	9,119	33,269
Gross margin	21.5%	21.8%	24.0%	22.7%	22.5%
Operating expenses	4,677	4,939	4,830	5,379	19,825
Contribution profit	$3,181	$3,076	$3,447	$3,740	$13,444
Contribution margin	8.7%	8.4%	10.0%	9.3%	9.1%

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

Non-Strategic Technology Services

	For the Year Ended December 31, 2021
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Totals

Revenue	$32,668	$31,348	$30,189	$27,233	$121,438
Cost of services	29,130	27,791	26,713	24,286	107,920
Gross profit	3,538	3,557	3,476	2,947	13,518
Gross margin	10.8%	11.3%	11.5%	10.8%	11.1%
Operating expenses	1,315	1,318	1,169	1,102	4,904
Contribution profit	$2,223	$2,239	$2,307	$1,845	$8,614
Contribution margin	6.8%	7.1%	7.6%	6.8%	7.1%

	For the Year Ended December 31, 2020
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Totals

Revenue	$38,383	$36,160	$33,702	$35,051	$143,296
Cost of services	34,458	32,456	30,056	31,181	128,151
Gross profit	3,925	3,704	3,646	3,870	15,145
Gross margin	10.2%	10.2%	10.8%	11.0%	10.6%
Operating expenses	2,085	1,823	1,490	1,594	6,992
Contribution profit	$1,840	$1,881	$2,156	$2,276	$8,153
Contribution margin	4.8%	5.2%	6.4%	6.5%	5.7%

	For the Year Ended December 31, 2019
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Totals

Revenue	$43,974	$44,325	$43,521	$40,119	$171,939
Cost of services	39,274	39,677	38,948	35,940	153,839
Gross profit	4,700	4,648	4,573	4,179	18,100
Gross margin	10.7%	10.5%	10.5%	10.4%	10.5%
Operating expenses	3,039	2,558	2,524	2,398	10,519
Contribution profit	$1,661	$2,090	$2,049	$1,781	$7,581
Contribution margin	3.8%	4.7%	4.7%	4.4%	4.4%

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment and Vertical Market Trends (Unaudited)

Supplemental Financial Information

						Twelve Months
	For the Quarter Ended					Ended
	Mar.	Jun.	Sept.	Dec.	Mar.	Mar.
	2021	2021	2021	2021	2022	2022
Revenue (in millions)
North America IT Solutions and Services	$18.454	$16.762	$21.215	$45.075	$20.435	$103.487
Europe IT Solutions and Services	46.007	44.054	39.199	40.081	42.478	165.812
Non-Strategic Technology Services	32.668	31.348	30.189	27.233	26.504	115.274
Total Revenue	$97.129	$92.164	$90.603	$112.389	$89.417	$384.573

Foreign Currency Impact	$3.981	$3.921	$0.453	$(1.520)	$(3.106)	$(0.252)

Revenue By Geography
North America	51.0%	51.0%	55.5%	63.4%	51.7%	55.8%
Europe	49.0%	49.0%	44.5%	36.6%	48.3%	44.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Revenue by Vertical Market
Technology Service Providers	31%	29%	28%	20%	24%	25%
Healthcare	15%	15%	18%	36%	17%	22%
Financial Services	17%	17%	18%	13%	17%	16%
Manufacturing	12%	13%	12%	10%	14%	12%
Energy	6%	6%	5%	4%	5%	5%
General Markets	19%	20%	19%	17%	23%	20%
Total	100%	100%	100%	100%	100%	100%

Operating Margins
GAAP Operating Margin	2.2%	3.0%	3.0%	4.6%	3.6%	3.6%
Non-GAAP Operating Margin	2.8%	3.2%	3.3%	4.8%	3.9%	3.8%

Other Information (in millions except Billable Days and EPS)

Billable Days	65	64	63	63	65	255
Net Income	$1.508	$1.833	$1.672	$8.717	$2.240	$14.462
GAAP Diluted EPS*	$0.10	$0.12	$0.11	$0.58	$0.15	$0.96
Non-GAAP Diluted EPS*	$0.13	$0.13	$0.13	$0.25	$0.16	$0.67
Adjusted EBITDA	$3.7	$4.1	$3.8	$6.5	$4.3	$18.7

Balance Sheet Information (in millions except DSO)

Cash less Debt, Net	$33.5	$29.2	$31.0	$35.6	$38.7
Working Capital	$53.3	$54.5	$56.6	$57.8	$60.3
DSO	71	81	82	67	76

* 2021 fourth quarter GAAP Diluted EPS includes a $0.34 benefit from a reversal of a valuation allowance against deferred tax assets in the United States

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

The non-GAAP information below excludes expenses associated with rebranding, certain acquisition-related expenses, and the reversal of a tax valuation allowance. The acquisition-related expenses consist of amortization of intangible assets and changes in the value of earn-out payments upon the achievement of certain financial targets from the Company’s recent acquisitions.

Reconciliation of GAAP to non-GAAP Operating Income

						Twelve
						Months
	For the Quarter Ended					Ended
	Mar.	Jun.	Sept.	Dec.	Mar.	Mar.
(in millions)	2021	2021	2021	2021	2022	2022
GAAP Operating Income	$2.098	$2.801	$2.702	$5.141	$3.199	$13.843
Acquisition-related expenses	0.395	0.165	0.280	0.211	0.262	0.918
Rebranding expenses	0.249	-	-	-	-	-
Non-GAAP Operating Income	$2.742	$2.966	$2.982	$5.352	$3.461	$14.761

Reconciliation of GAAP to non-GAAP Operating Margin

						Twelve
						Months
	For the Quarter Ended					Ended
	Mar.	Jun.	Sept.	Dec.	Mar.	Mar.
	2021	2021	2021	2021	2022	2022
GAAP Operating Margin	2.2%	3.0%	3.0%	4.6%	3.6%	3.6%
Acquisition-related expenses	0.4%	0.2%	0.3%	0.2%	0.3%	0.2%
Rebranding expenses	0.2%	-	-	-	-	-
Non-GAAP Operating Margin	2.8%	3.2%	3.3%	4.8%	3.9%	3.8%

Reconciliation of GAAP to non-GAAP Net Income

						Twelve
						Months
	For the Quarter Ended					Ended
	Mar.	Jun.	Sept.	Dec.	Mar.	Mar.
(in millions)	2021	2021	2021	2021	2022	2022
GAAP Net Income	$1.508	$1.833	$1.672	$8.717	$2.240	$14.462
Acquisition-related expenses	0.306	0.119	0.216	0.151	0.199	0.685
Rebranding expenses	0.192	-	-	-	-	-
Reversal of tax valuation allowance	-	-	-	(5.094)	-	(5.094)
Non-GAAP Net Income	$2.006	$1.952	$1.888	$3.774	$2.439	$10.053

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

Reconciliation of GAAP to non-GAAP Diluted Earnings per Share (EPS)

						Twelve
						Months
	For the Quarter Ended					Ended
	Mar.	Jun.	Sept.	Dec.	Mar.	Mar.
	2021	2021	2021	2021	2022	2022
GAAP Diluted EPS	$0.10	$0.12	$0.11	$0.58	$0.15	$0.96
Acquisition-related expenses	0.02	0.01	0.02	0.01	0.01	0.05
Rebranding expenses	0.01	-	-	-	-	-
Reversal of tax valuation allowance	-	-	-	(0.34)	-	(0.34)
Non-GAAP Diluted EPS	$0.13	$0.13	$0.13	$0.25	$0.16	$0.67

Reconciliation of Net Income to Adjusted EBITDA, which includes earnings before interest (including amortization of deferred debt financing costs), taxes, depreciation and amortization, equity-based compensation, rebranding expenses, and acquisition-related expenses.

						Twelve
						Months
	For the Quarter Ended					Ended
	Mar.	Jun.	Sept.	Dec.	Mar.	Mar.
(in millions)	2021	2021	2021	2021	2022	2022
Net Income	$1.508	$1.833	$1.672	$8.717	$2.240	$14.462
Taxes	0.440	0.712	0.488	(3.633)	0.702	(1.731)
Interest	0.036	0.161	0.112	0.100	0.100	0.473
Depreciation and amortization	0.854	0.831	0.766	0.721	0.716	3.034
Equity-based compensation expense	0.590	0.682	0.702	0.666	0.573	2.623
Other	0.297	(0.123)	0.007	(0.058)	-	(0.174)
Adjusted EBITDA	$3.725	$4.096	$3.747	$6.513	$4.331	$18.687
Adjusted EBITDA Margin	3.8%	4.4%	4.1%	5.8%	4.8%	4.9%

- END -

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